Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

D. Michael Wilson Resigns as CEO of Ingevity; Chairman Richard Kelson Appointed Interim CEO

Company Reaffirms Fiscal Year 2020 Guidance and Updates on Coronavirus Impacts

NORTH CHARLESTON, S.C. – February 20, 2020 – Ingevity Corporation (NYSE: NGVT) today announced that Ingevity’s board of directors and D. Michael Wilson agreed that he would resign as president, CEO, and a director, effective immediately. The board has appointed Ingevity chairman Richard (“Rick”) Kelson as interim president and CEO. The board has established a CEO Search Committee, led by Michael Fitzpatrick, chair of the Nominating and Governance Committee, to identify and select a permanent president and CEO.

Wilson’s resignation is unrelated to the company’s financial reporting and business performance and is the result of matters relating to his personal conduct.

“Ingevity has a bright future, a deep bench of talent, and a strong leadership team,” said Kelson. “We are confident that the company will continue to execute its strategy, meet and exceed our customers’ expectations, and deliver value to shareholders. I look forward to working with the team as interim president and CEO while a search for the next leader of Ingevity is underway.”

Kelson was named chairman of Ingevity’s board of directors in 2016 and has served as chairman, president and CEO of ServCo, a strategic sourcing business, since 2009. Kelson served as CFO and executive vice president at Alcoa, Inc., for nearly a decade before retiring in 2006. He also served as a member of the board of directors of MeadWestvaco Corporation, and its predecessor, Westvaco, from 2001 to 2015. Kelson currently serves as a director of Commercial Metals Company and served as lead director from 2014 to 2019.

The company reaffirms its fiscal year 2020 guidance announced on February 3, 2020, but is providing an update on the potential impacts of the coronavirus. Ingevity estimates that first quarter 2020 financial results are expected to be impacted by $20 million to $30 million in revenue, and $10 million to $15 million in adjusted earnings before interest, taxes and depreciation (EBITDA). “We believe we will recover some or all of the impacts of the coronavirus over the course of the year,” said John Fortson, Ingevity’s executive vice president, CFO and treasurer. “These estimates assume a slowdown of the coronavirus public health crisis by the end of the first quarter — however, this is a very fluid situation that we are monitoring closely.”

About Ingevity

Ingevity provides specialty chemicals, high-performance carbon materials and engineered polymers that purify, protect, and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures, and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bioplastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,850 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; synergies and the potential benefits of the acquisition of Georgia-Pacific’s pine chemicals business and the acquisition of Perstorp Holding AB’s Capa caprolactone business (the “acquisitions”); capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; markets for securities and expected future repurchases of shares, including statements about the manner, amount and timing of repurchases and statements about the expected impact of the coronavirus on our financial results. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the acquisitions will not be realized or will not be realized in the expected time period; the risk that the acquired businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; competition from infringing intellectual property activity; attracting and retaining key personnel; the impact of Brexit; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; a decrease in government infrastructure spending; declining volumes and downward pricing in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of alternative products and new technologies, and new or emerging competitors; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; public health matters such as the coronavirus; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security breaches and other disruptions; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018 and our other periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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